                            MEMORANDUM OF AGREEMENT

It is the intention of the parties to this agreement, Ray Volpe acting on behalf of himself, Peter Chapman, Tony Andrea, Bruce Albert, Don Dixon, Mark Rothenberg and Kaleidoscope Acquisition Corporation, and Ventura Entertainment Group, Ltd., to effect a sale of Kaleidoscope Acquisition Corporation to Ray Volpe and/or his assigns. The transaction shall take place as follows and shall be effective as of June 1, 1995:

      1. Ray Volpe shall take all necessary action so as to effect the transfer of 1,428,796 Ventura Entertainment Group shares previously issued to be and all or some of all of the aforementioned individuals to Ventura Entertainment Group.

      2. All of the capital stock of Kaleidoscope Acquisition Corporation now owned by Ventura Entertainment Group (which is all the issued and outstanding stock of said corporation) will be transferred to Ray Volpe and/or his assigns.

      3. Kaleidoscope will issue its negotiable promissory note to Ventura Entertainment Group in the amount of $225,000. Said note shall be for a one-year term, payable in equal monthly installments with interest at 8%. Payments to commence on July 31, 1995.

      4. The Ray Volpe, Tony Andrea, Don Dixon, Bruce Albert, Mark Rothenberg employment contracts and any indemnification or guarantee obligation of Ventura with respect to same shall be cancelled.

      5. Peter Chapman will release Ventura from any and all liabilities, obligations, indemnities and undertakings.

      6. Modern Talking Pictures and David Ward shall be provided office space as presently being utilized, or in the case of Modern, as designated for a period of six months from the date of execution of this agreement. In addition, David Ward shall have access to Kaleidoscope personnel and its books and accounting records to the extent and for the period of time he deems necessary so as to allow Ventura to prepare tax returns, financial statements, SEC filings and the like.

      7. Ray Volpe will remain on the Ventura Entertainment Board of Directors at least until the next regularly scheduled shareholders meeting which is anticipated to take place in late June 1995.

      8. Any third party contracts or opportunities that Ray Volpe develops or desires that Kaleidoscope undertake prior to the completion of this transaction, will be the property of Kaleidoscope. However, he will advise the Chairman of Ventura, Floyd W. Kephart, of the details of same, prior to the execution of any such contracts or undertakings.

      9. The parties will exchange mutual releases so that they shall have no liabilities one to the other except pursuant to this agreement.

The parties hereto agree to execute such additional agreements, conveyances, instruments, etc. which are reasonably necessary to carry out the intent of the transaction herein described.

It is understood that this agreement is subject to approval of the Ventura Entertainment Group Board of Directors and the receipt by Ventura of an appropriate investment bankers fairness opinion.

Agreed:



FLOYD W. KEPHART                        RAY VOLPE
-------------------------------------   ----------------------------------------
Floyd W. Kephart                        Ray Volpe





                                        PETER CHAPMAN
                                        ----------------------------------------
                                        Peter Chapman




                                        BRUCE ALBERT
                                        ----------------------------------------
                                        Bruce Albert




                                        TONY ANDREA
                                        ----------------------------------------
                                        Tony Andrea




                                        DON DIXON
                                        ----------------------------------------
                                        Don Dixon




                                        MARK ROTHENBERG
                                        ----------------------------------------
                                        Mark Rothenberg